S.E. Asia Emerging Market Co., Ltd
75 Bukit Timah Road #05-02
Boon Siew Building
Singapore 229833

September 9, 2010

To: The Subscribers listed on the signature page hereto.
From: S.E. Asia Emerging Market Co., Ltd (the “Company”)
Re: Securities Subscription Agreement

Ladies and Gentlemen:

We are pleased to accept the offer you (the “Subscribers” or “you”) has made to join your fellow subscribers to purchase an aggregate of 316,250 ordinary shares of the Company (the “Shares”), no par value per share (the “Ordinary Shares”), in the amount set forth under your name on the signature pages hereto, up to 41,250 of which in the aggregate are subject to complete or partial cancellation (the “cancellation”) if the underwriter’s of the initial public offering (“IPO”)  of the Company do not fully exercise their over-allotment option (the “Over-allotment Option”). Of such 316,250 ordinary shares, 175,694 in the aggregate (22,916 of which are subject to cancellation if the underwriter’s over-allotment option is not exercised in full) shall be held subject to lockup restrictions and canceled if the target of a Business Combination fails to remain an operating company one year after such Business Combination. Business Combination means a share exchange, asset or stock acquisition, exchangeable share transaction, share reconstruction and amalgamation, joint venture, contractual control arrangement or other similar business combination. The terms (this “Agreement”) on which the Company is willing to sell the Shares to the Subscribers, and the Company and the Subscribers’ agreements regarding such Shares, are as follows:

1.           Purchase of Shares.   For the sum of an aggregate of $25,000 (the “Purchase Price”), which the Company acknowledges receiving in cash, the Company hereby sells and issues the Shares to the Subscribers, and the Subscribers hereby purchase the Shares from the Company, subject to cancellation, on the terms and subject to the conditions set forth in this Agreement.  Concurrently with the Subscribers’ execution of this Agreement, the Company is delivering to the Subscribers a certificate registered in each Subscriber’s name representing the Shares (the “Original Certificates”), receipt of which each Subscriber hereby acknowledges.

2.           Representations, Warranties and Agreements.

2.1          Subscriber’s Representations, Warranties and Agreements.  To induce the Company to issue the Shares to the Subscribers, each Subscriber, severally and not jointly, hereby represents and warrants to the Company and agrees with the Company as follows:

2.1.1.    No Government Recommendation or Approval.  The Subscriber understands that no United States federal or state agency or similar agency of any other country has passed upon or made any recommendation or endorsement of the offering of the Shares.

2.1.2.    No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Subscriber of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the governing documents of Subscriber, if Subscriber is an entity, (ii) any agreement, indenture or instrument to which the Subscriber is a party or (iii) any law, statute, rule or regulation to which the Subscriber is subject, or any agreement, order, judgment or decree to which the Subscriber is subject.

2.1.3.    Organization and Authority.  The Subscriber, if an entity, is a validly existing entity in good standing under the laws of its jurisdiction of domicile and possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.  Upon execution and delivery by you, this Agreement is a legal, valid and binding agreement of Subscriber, enforceable against Subscriber in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.1.4     Non-U.S. Persons.  None of Subscribers Andrew Sing Tak So, Boon How Lee, Parallax Venture Partners XX Ltd. or Sirius Investment Inc. are a “U.S. Person” as defined in Rule 902 of Regulation S (“Regulation S”) promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”). At the time the sale of the Shares was originated, such Subscribers were outside the United States.

2.1.5     Experience, Financial Capability and Suitability.  Subscriber is (i) sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Shares and (ii) able to bear the economic risk of its investment in the Shares for an indefinite period of time because the Shares have not been registered under the Securities Act and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.  Subscriber has substantial experience in evaluating and investing in transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.  Subscriber must bear the economic risk of this investment until the Shares are sold pursuant to: (i) an effective registration statement under the Securities Act or (ii) an exemption from registration available with respect to such sale.  Subscriber is able to bear the economic risks of an investment in the Shares and to afford a complete loss of Subscriber’s investment in the Shares.  Subscriber understands the Shares will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, and therefore may not be offered, pledged or sold by Subscriber, directly or indirectly, in the United States without registration under United States federal and state securities laws or an exemption therefrom and Subscriber understands that the certificates representing the Shares will contain a legend in respect of such restrictions.

2.1.6.    Access to Information; Independent Investigation.  Prior to the execution of this Agreement, the Subscriber has had the opportunity to ask questions of and receive answers from representatives of the Company concerning an investment in the Company, as well as the finances, operations, business and prospects of the Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained.  In determining whether to make this investment, Subscriber has relied solely on Subscriber’s own knowledge and understanding of the Company and its business based upon Subscriber’s own due diligence investigation and the information furnished pursuant to this paragraph.  Subscriber understands that no person has been authorized to give any information or to make any representations which were not furnished pursuant to this Section 2 and Subscriber has not relied on any other representations or information in making its investment decision, whether written or oral, relating to the Company, its operations and/or its prospects.

2.1.7.    Investment Purposes.  The Subscriber is purchasing the Shares solely for investment purposes, for the Subscriber’s own account and not for the account or benefit of any U.S. Person, and not with a view towards the distribution or dissemination thereof and the Subscriber has no present arrangement to sell the interest in the Shares to or through any person or entity.  The Subscriber did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502 under the Securities Act.

2.1.8.    Restrictions on Transfer. Subscriber understands the Shares are being offered in a transaction not involving a public offering within the meaning of the Securities Act. The Shares have not been registered under the Securities Act, and, if in the future the Subscriber decides to offer, resell, pledge or otherwise transfer the Shares, such Shares may be offered, resold, pledged or otherwise transferred only (A) in accordance with the provisions of Regulation S (Rule 901 through 905), (B) pursuant to a registration under the Securities Act, or (C) pursuant to an available exemption from registration. Subscriber agrees that if any transfer of its Shares or any interest therein is proposed to be made, as a condition precedent to any such transfer, Subscriber may be required to deliver to the Company an opinion of counsel satisfactory to the Company.  Absent registration or an exemption, the Subscriber agrees not to resell the Shares.  Subscriber further acknowledges that because the Company is a shell company, Rule 144 may not be available to the Subscriber for the resale of the Shares until one year following consummation of the initial Business Combination of the Company, despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

2.1.9.    No Governmental Consents.  No governmental, administrative or other third party consents or approvals are required, necessary or appropriate on the part of Subscriber in connection with the transactions contemplated by this Agreement.

2.1.10.  Regulation D Offering.  Subscriber represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act and acknowledges the sale contemplated hereby is being made in reliance on a private placement exemption to “Accredited Investors” within the meaning of Section 501(a) of Regulation D under the Securities Act or similar exemptions under state law; and, accordingly, such securities will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, and therefore may not be offered, pledged or sold by Subscriber, directly or indirectly, in the United States without registration under United States federal and state securities laws and Subscriber understands the certificates representing such securities will contain a legend in respect of such restrictions.

2.2          Company’s Representations, Warranties and Agreements.  To induce the Subscribers to purchase the Shares, the Company hereby represents and warrants to the Subscribers and agrees with the Subscribers as follows:

2.2.1      Organization and Corporate Power. The Company is a British Virgin Islands business company incorporated with limited liability and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement.

2.2.2.     No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the Memorandum and Articles of Association of the Company, (ii) any agreement, indenture or instrument to which the Company is a party or (iii) any law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject.

2.2.3.     Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof, the Shares will be duly and validly issued, fully paid and nonassessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof the Subscribers will have or receive good title to the Shares, free and clear of all liens, claims and encumbrances of any kind, other than (a) transfer restrictions hereunder and other agreements to which the Shares may be subject, (b) transfer restrictions under federal, state and foreign securities laws, and (c) liens, claims or encumbrances imposed due to the actions of the Subscriber.

2.2.4.     No Adverse Actions.  There are no actions, suits, investigations or proceedings pending, threatened against or affecting the Company which: (i) seek to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or (ii) question the validity or legality of any transactions or seeks to recover damages or to obtain other relief in connection with any transactions.

3.           Cancellation of Shares.

3.1.          Partial or No Exercise of the Over-allotment Option.   In the event the Over-allotment Option granted to the representative of the underwriters of the Company’s IPO is not exercised in full, the Subscriber acknowledges and agrees that it shall cancel any and all rights to such number of his/her/its pro rata amount of Shares (up to an aggregate of 41,250 Shares and pro rata based upon the percentage of the Over-allotment Option exercised) such that immediately following such cancellation, the Subscribers (and all other initial shareholders prior to the IPO, if any) will own an aggregate number of Shares (not including Ordinary Shares issuable upon exercise of any warrants or any Ordinary Shares purchased by Subscriber in the Company’s IPO or in the aftermarket) equal to 20% of the issued and outstanding Ordinary Shares immediately following the IPO.

3.2.          Cancellation for failure to achieve business result.   Of the 316,250 Ordinary Shares issued by the Company prior to its initial public offering, the Subscribers acknowledge that 175,694 of such Ordinary Shares (22,916 of which are subject to cancellation if the underwriter’s over-allotment option is not exercised in full) shall be subject to a lock-up agreement and canceled if the target of any Business Combination fails to remain an operating company one year after such Business Combination.

3.3.          Termination of Rights as Shareholder.  If any of the Shares are cancelled in accordance with this Section 3, then after such time the Subscribers (or their successors in interest), shall no longer have any rights as a holder of such Shares, and the Company shall take such action as is appropriate to cancel such Shares.

3.4.          Share Certificates; Stop Transfer Order.  In the event an adjustment to the Original Certificates is required pursuant to this Section 3, then the Subscribers shall return such Original Certificates to the Company or its designated agent as soon as practicable upon its receipt of notice from the Company advising Subscribers of such adjustment, following which new certificates (the “New Certificates”) shall be issued in such amount representing the adjusted number of Shares held by the Subscribers.  The New Certificates shall be returned to the Subscribers as soon as practicable.

4.           Waiver of Liquidation Distributions.  In connection with the Shares purchased pursuant to this Agreement, the Subscribers hereby waive any and all right, title, interest or claim of any kind in or to any distributions by the Company from the Trust Account which will be established for the benefit of the Company’s public shareholders and into which a substantial amount of the net proceeds of the IPO will be deposited (the “Trust Account”), in the event of a liquidation of the Company upon the Company’s failure to timely complete a Business Combination.  For purposes of clarity, in the event the Subscribers purchase Ordinary Shares in the IPO or in the aftermarket, any additional Ordinary Shares so purchased shall be eligible to receive any liquidating distributions by the Company.

5.           Restrictions on Transfer.

5.1.          Securities Law Restrictions.  In addition to any restrictions contained in that certain letter agreement (commonly known as an “Insider Letter”) dated as of the closing of the IPO by and between the Subscribers and the Company, the Subscribers agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Shares unless, prior thereto (a) a registration statement on the appropriate form under the Securities Act and applicable state securities laws with respect to the Shares proposed to be transferred shall then be effective or (b) the Company has received an opinion from counsel reasonably satisfactory to the Company, that such registration is not required because such transaction is exempt from registration under the Securities Act and the rules promulgated by the Securities and Exchange Commission thereunder and with all applicable state securities laws.

5.2           Restrictive Legends.  All certificates representing the Shares held by non-U.S. Persons shall have endorsed thereon legends substantially as follows:

“THESE SECURITIES (i) HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT, (B) TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) PURSUANT TO THE RESALE LIMITATIONS SET FORTH IN RULE 905 OF REGULATIONS S UNDER THE SECURITIES ACT, (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCKUP AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE LOCKUP.”

All certificates representing the Shares held by U.S. Persons shall have endorsed thereon legends substantially as follows:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THIS CORPORATION, IS AVAILABLE.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCKUP AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE LOCKUP.”

5.3.          Additional Shares or Substituted Securities.   In the event of the declaration of a share dividend, the declaration of an extraordinary dividend payable in a form other than Ordinary Shares, a spin-off, a share split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding Ordinary Shares without receipt of consideration, any new, substituted or additional securities or other property which are by reason of such transaction distributed with respect to any Shares subject to this Section 5 or into which such Shares thereby become convertible shall immediately be subject to this Section 5 and Section 3.4.  Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of Shares subject to this Section 5 and Section 3.4.

5.4           Registration Rights. The Subscribers acknowledge that the Shares are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after certain conditions are met or they are registered pursuant to a Registration Rights Agreement to be entered into with the Company prior to the closing of the IPO.

6.           Other Agreements.

6.1.          Further Assurances.  The Subscribers agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

6.2.          Notices.   All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party’s address set forth on the signature pages to this Agreement or to such other address as a party may designate by notice hereunder, and shall be either (a) delivered by hand, (b) sent by overnight courier, or (c) sent by certified mail, return receipt requested, postage prepaid.  All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iii) if sent by certified mail, on the fifth business day following the day such mailing is made.

6.3.          Entire Agreement.  This Agreement, together with those certain letter agreements between the Subscriber and the Company, substantially in the form filed as an exhibit to the Registration Statement, embodies the entire agreement and understanding between the Subscriber and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof.  No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

6.4.          Modifications and Amendments.   The terms and provisions of this Agreement may be modified or amended only by written agreement executed by the Company and the holders of a majority in interest of the Shares, except for corrections to remedy clerical errors, which may be made by the Company alone, upon advice of counsel and with prompt notice to the Subscribers.

6.5.          Waivers and Consents.   The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions, which, in the case of the Subscribers, may be granted by the holders of a majority in interest of the Shares.  No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar.  Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

6.6.          Assignment.   The rights and obligations under this Agreement may not be assigned by any party hereto without the prior written consent of the counter party or counterparties.

6.7.          Benefit.   All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto.  Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

6.8           Governing Law.    This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the British Virgin Islands, without giving effect to the conflict of law principles thereof.

6.9           Severability.   In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect.  In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

6.10         No Waiver of Rights, Powers and Remedies.   No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party.  No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.  The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies.  No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

6.11         Survival of Representations and Warranties.   All representations and warranties made by the parties hereto in this Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof and any investigations made by or on behalf of the parties.

6.12         No Broker or Finder.   Each of the parties hereto represents and warrants, severally and not jointly, to the others that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the others.  Each of the parties hereto agrees to indemnify and save the other harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim. For purposes of such indemnification, all responsibility and warranties hereunder by the Subscribers shall be deemed to be made severally and no Subscriber shall be liable to any other party hereto for any breach of a representation or warranty of another Subscriber.

6.13         Headings and Captions.   The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

6.14         Counterparts.   This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

6.15         Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

7.              Voting. The Subscribers agree to vote the Shares in favor of a Business Combination that the Company negotiates and submits for approval to the Company’s shareholders.

8.              Indemnification. Each party shall indemnify the others against any loss, cost or damages (including reasonable attorney’s fees and expenses) incurred as a result of such party’s breach of any representation, warranty, covenant or agreement in this Agreement.

If the foregoing accurately sets forth our understanding and agreement, please sign the enclosed copy of this agreement and return it to us.

Very truly yours,

S.E. ASIA EMERGING MARKET CO., LTD

By:	/s/ Ivan Hajadi
Name: Ivan Hajadi
Title: Chief Executive Officer

Accepted and agreed this
9th day of September, 2010

SUBSCRIBERS

PARALLAX VENTURE PARTNERS XX LTD.

/s/ Eugene Cho Park
By:
Name:	Eugene Cho Park
Title:

Address:
Shares:	63,250
/s/ Pranata Hajadi
Name:	Pranata Hajadi

Address:
Shares:	50,600
/s/ Ivan Hajadi
Name:	Ivan Hajadi

Address:
Shares:	61,669

SIRIUS INVESTMENT INC.
By:	/s/ Eugene Hin Sun Wong
Name:	Eugene Hin Sun Wong

Title:

Address:
Shares:	63,250
/s/ James Preissler
Name:	James Preissler

Address:
Shares:	31,625
/s/ Andrew Sing Tak So
Name:	Andrew Sing Tak So

Address:
Shares:	1,581
RAMPANT DRAGON, LLC
By:	/s/ William B. Heyn
Name:	William B. Heyn
Title:
Address:
Shares:	31,625
/s/ Boon How Lee
Name:	Boon How Lee
Address:
Shares:	12,650